CUSIP No. 44929Y101	13D	Page 10 of 10

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Group members (as such term is used in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of ICT Group, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 6th day of April, 2004.

Date:	April 6, 2004	By:	/s/ John J. Brennan
Name: John J. Brennan

Date:	April 6, 2004	By:	/s/ Donald P. Brennan
Name: Donald P. Brennan

Date:	April 6, 2004	By:	/s/ Eileen Brennan Oakley
Name: Eileen Brennan Oakley, individually and as Trustee of the Brennan Family Trusts